BEARINGPOINT, INC.
PERFORMANCE SHARE AWARD UNIT AGREEMENT
     THIS PERFORMANCE SHARE AWARD UNIT AGREEMENT (this “Agreement”) evidences an award of performance share award units (the “Performance Share Units”) made by BearingPoint, Inc., a Delaware corporation (the “Company”) to the individual (the “Award Recipient”) named in the Award Notice of Performance Share Award Unit Agreement (the “Award Notice”) to which this Agreement relates, each of which represents the right to receive at the time of settlement one share of Common Stock of the Company or cash. The award has been granted pursuant to the BearingPoint, Inc. 2000 Long-Term Incentive Plan (the “Plan”). By signing the Award Notice, the Award Recipient: (a) acknowledges receipt of and represents that the Award Recipient has read and is familiar with the Award Notice, this Agreement and the Plan, (b) accepts the award subject to all of the terms and conditions of the Award Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee (the “Committee”) of the Board of Directors of the Company regarding any questions arising under the Award Notice, this Agreement or the Plan. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.
     1. Grant of Performance Share Units.
          (a) Award. On the Grant Date, the Award Recipient shall acquire, subject to the provisions of this Agreement, the number of Performance Share Units set forth in the Award Notice, subject to adjustment by the Committee as provided in Section 7.7 of the Plan. Each Performance Share Unit in the Award consists of a bookkeeping entry representing the right to receive on a date determined in accordance with the Award Notice and this Agreement one share of Common Stock, or the value of one share of Common Stock.
          (b) Consideration. The Award Recipient is not required to make any monetary payment (other than applicable tax withholding, if any, and payment of the par value of the Common Stock, if required by law) as a condition to receiving shares of Common Stock or cash upon settlement of the Performance Share Units, the consideration for which shall be future services to be rendered to the Company or for its benefit.
     2. Vesting of Performance Share Units.
          (a) General. Except as provided in Section 5 and Section 7 of this Agreement, the Award Recipient’s Performance Share Units shall become vested and nonforfeitable in whole or in part on the last day of the period commencing February 2, 2007 and ending December 31, 2009 (the “Performance Period”), if (i) the Award Recipient remains continuously employed throughout the Performance Period and (ii) the performance criteria (the “Performance Measures”) set forth in Section 3 hereof are satisfied.
          (b) Other Forfeitures. Notwithstanding the general vesting provisions of Section 2(a), the Award Recipient’s Performance Share Units shall be forfeited completely upon a finding by a committee consisting of the Chairman of the Board, the chief executive officer of the Company and the general counsel of the Company (the “Determination Committee”) upon a finding by the executive vice president of the Company responsible for the Award Recipient’s business unit that the Award Recipient has violated his duty of loyalty to the Company or otherwise breached the conditions of his employment. No such forfeiture shall occur, however, until such time as the Award Recipient’s appeal of the decision of the Determination Committee to the Managing Director Compensation Committee (the “MDCC”) has been made and decided unfavorably by the MDCC or the Award Recipient has decided not to pursue such an appeal. The following shall constitute such a violation or breach, with each such term as hereinafter defined: the Award Recipient’s (i) having a Conflict of Interest; (ii) disclosure of Proprietary Information; (iii) violation of the Company’s anti-harassment policy; (iv) violation of the Company’s non-competition requirements and (v) violation of the Company’s non-solicitation rules.
For purposes of this Agreement the referenced terms are defined as follows:
“Conflict of Interest” means any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial or consulting activities, which interest might in any way adversely affect the Company.
“Proprietary Information” means all business information or material disclosed to, developed, or known by the Award Recipient as a consequence of his employment with the Company and that pertains to the Company or its subsidiaries, affiliates, predecessors or successors (collectively referred to herein as the “Company”), that the Company treats as confidential and/or that is embodied in or relates to Works. Proprietary Information includes the Company’s non-public discoveries, ideas, inventions, concepts, software and related documentation, designs, drawings, specifications, techniques, methodologies, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, training materials, templates, procedures, “know-how,” tools, identities of clients and prospective clients, client accounts or lists, web design needs, client advertising needs and history, client reports, client proposals, research regarding prospective clients, product information and reports, accounts, billing methods, pricing, data, sources of supply, business methods, production or merchandising systems or plans, marketing, sales and business strategies and plans, finances, operations, and information regarding employees.
“Works” means (i) any inventions, trade secrets, ideas or original works of authorship that the Award Recipient conceives, develops, discovers or makes, in whole or in part, during his employment with the Company and that relate to the Company’s business or its actual or demonstrably anticipated research or development; (ii) any inventions, trade secrets, ideas or original works of authorship that the Award Recipient conceives, develops, discovers or makes in whole or in part during or for a period of one year after his employment with the Company and which are made through the use of any of the Company’s equipment, facilities, supplies, trade secrets or time, or which result from any work that the Award Recipient performs or performed for the Company; and (iii) any part or aspect of any of the foregoing.

“Non-Competition” means while employed with the Company and for 24 months after his termination or resignation, for whatever reason, directly or indirectly, on his own behalf or on behalf of a Competitive Business (as specified in Exhibit A), in any geographic area or market where he (or a direct report of his business unit) provided services to the Company during the preceding 12 months: (I) engages in or is employed by or affiliated with a Competitive Business in which he performs the same or similar duties or responsibilities or provides comparable services that he performed or provided while employed with the Company; (II) offers to provide to any client or prospective client similar services in the same line of business to those which he conducted, provided or offered to provide while employed by the Company; (III) renders advice or services to, or otherwise assists, any Competitive Business in rendering advice or services similar to that advice or services offered or provided by the Company through him or his business unit to any client or prospective client; (IV) diverts or attempts to divert any client or prospective client from the Company to a Competitive Business; (V) transacts any business with any client or prospective client which, in any manner, would have, or is likely to have, an adverse effect upon the Company’s existing or prospective business relationships; and/or (VI) develops, acquires or maintains an ownership interest in a Competitive Business, provided that an ownership interest of less than 5% of the outstanding capital stock of a publicly traded Competitive Business shall not be a violation of this provision.
“Non-Solicitation” means either (I) during his employment with the Company and for a period of 24 months after his termination or resignation, for whatever reason, agreeing to take any action to, or do anything reasonably intended to, solicit any client or prospective client on his own behalf or on behalf of a Competitive Business or otherwise to influence or attempt to influence any client or prospective client to cease or refrain from doing business, or reduce the client’s business, with the Company. The term “solicit” includes any direct or indirect approach, verbal or written, to a client or prospective client containing an offer, announcement, request, petition, solicitation or other entreaty that asks, urges, encourages, invites, moves or otherwise persuades a client or prospective client to contact or respond to him or a Competitive Business for business purposes or (II) while employed with the Company and for 24 months after his termination or resignation, for whatever reason, attempting to hire, employ, solicit for employment or attempting to hire (or assist a Competitive Business in doing so) any employee of the Company or any former employee who left the Company within 12 months before or after his termination or resignation. This prohibition applies to any direct or indirect, written or verbal, contact for employment purposes and includes, but is not limited to, notice of alternative job opportunities, responses to employee inquiries, referrals to hiring managers or providing employee identity, contact, performance or compensation information to a Competitive Business or its representative. Impermissible solicitation also includes any direct or indirect offer to engage or retain a Company employee or former employee as an employee, agent, consultant, independent contractor or in any other capacity to perform services for a person or entity other than the Company.

     3. Performance Measures.
          (a) Growth in Consolidated Business Unit Contribution. No Award shall be earned unless the “Consolidated Business Unit Contribution” of the Company has grown by a compounded average of at least 3% annually for the Company fiscal year or years ending on December 31 during the Performance Period. Growth in Consolidated Business Unit Contribution (“Growth”) shall be determined beginning with fiscal year 2007 by reference to an increase in the Consolidated Business Unit Contribution of the Company over the Company’s Consolidated Business Unit Contribution for fiscal year 2006. “Consolidated Business Unit Contribution” is determined as (i) consolidated net revenue less (ii) professional compensation, other costs of service, and sales, general and administrative expense (excluding stock compensation expense, bonus expense, interest expense and infrastructure expense). The Committee shall review and approve annually each fiscal year’s Consolidated Business Unit Contribution of the Company.
          (b) TSR Growth. If the Company achieves at least the minimum required Growth in Consolidated Business Unit Contribution during the Performance Period, the Award Recipient shall become vested in the following percentage of Performance Share Units in his Award based on the Company’s Total Shareholder Return (“TSR”) during the Performance Period when measured against the TSR for the companies comprising the S&P 500 on February 2, 2007 (“S&P 500”) for the same period:

the percentage of Performance
If the Company’s TSR	Share Units in the Award vested
ranking is in the:	shall be:
<25th percentile	0
25th percentile	50
50th percentile	100
75th percentile	200
90th percentile	250
          The percentage of Performance Share Units in the Award that vests at percentile rankings between any two specified levels shall be based on interpolation. For example, at the 30th percentile TSR ranking vesting will be 60 percent, based on the sum of 50 percent for 25th percentile TSR and 10 percent for additional vesting for TSR between 25th percentile and 30th percentile. The 10 percent additional vesting is calculated as 5/25, or 20 percent of the difference in vesting between 25th percentile TSR and 50th percentile TSR, which is 50 percent.
          For purposes of this Agreement, the Company’s TSR shall be determined by comparing the average closing prices of Common Stock for the 20 trading days ending on February 2, 2007 with the average closing prices of Common Stock for the 20 trading days ending on December 31, 2009 (or earlier date required by Section 5 or Section 7), and by assuming that any dividends are reinvested. The TSR for the S&P 500 shall be determined in a similar fashion as of the same dates as for the Company’s TSR.
          For purposes of measuring TSR performance, companies that cease to be a constituent company within the S&P 500 index at some time during the Performance Period, will continue to be measured for TSR, so long as they are traded without interruption on a “national securities exchange” registered with the Securities and Exchange Commission under Section 6 of the Securities Exchange Act of 1934. For purposes of measuring TSR performance, S&P 500 constituent companies that cease to trade at some time during the Performance Period due to being the target of an announced merger/acquisition, will be eliminated.
     4. Settlement of the Performance Share Units.
          (a) Issuance of Shares of Common Stock or Cash.
          (i) Following a determination by the Committee that the Performance Measures were satisfied in one or more fiscal years during the Performance Period, upon each of the dates set forth in Section 4(c), the Company shall issue to the Award Recipient with respect to each such Performance Share Unit in the Award, (i) a number of shares of Common Stock that is equal to the number of such vested Performance Share Units determined to be settled pursuant to Section 3(b) and Section 4(c) after any adjustments under Section 7.7 of the Plan, (ii) cash or (iii) a combination of cash and shares of Common Stock, as determined by the Committee in its sole discretion. If the Committee elects to settle any portion of the Award in cash, the payment shall equal the Fair Market Value of the number of shares of Common Stock on the date of settlement that is equal to such portion of the number of vested Performance Share Units determined to be settled in cash, after any adjustments under Section 7.7 of the Plan. Shares of Common Stock issued in settlement of Performance Share Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 4(b). Notwithstanding anything herein to the contrary, except as provided in Section 5(e) and Section 7, the Committee shall not make a determination that the Performance Measures are satisfied until audited financials of the Company are available for the years 2007 through 2009.
          (ii) For those Performance Share Units that equate to relative TSR ranking at or below the 50th percentile, the Company intends to settle those units in shares of the Company’s common stock.
          (iii) For those Performance Share Units that equate to relative TSR ranking above the 50th percentile, the Company intends to settle those units in cash.
          (b) Restrictions on Issuance of Shares and Cash Settlements. The issuance of shares of Common Stock or cash upon settlement of the Performance Share Units shall be subject to and in compliance with all applicable requirements of federal, state or foreign law and other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed and any contract or other rule of law to which the Company is subject. No shares of Common Stock may be issued and no cash paid hereunder if the issuance of such shares or payment of such cash, in the sole discretion of the Company’s legal counsel, would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed or any contract or other rule of law to which the Company is subject. The inability of the Company to obtain from any regulatory body any authority deemed by the Company’s legal counsel to be required for the issuance of any shares or payment of cash subject to the Performance Share Units shall relieve the Company of any liability whatsoever in respect of the failure to issue such shares or cash as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Performance Share Units, the Company may require the Award Recipient to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation or contract to which the Company is subject and to make any representation or warranty with respect thereto as may be requested by the Company.
          (c) Settlement. Subject to Section 5 and Section 7, settlement of Performance Share Units determined by the Committee to be vested in accordance with Section 3 shall occur in accordance with the following schedules, provided that the settlement dates specified shall be deferred if the Committee’s determination under Section 4(a) is delayed because it has not received audited financials for each of the years 2007 through 2009. In such event, the vested number of Performance Share Units to be settled in accordance with Section 4(a) (the “Vested Award”), on a date specified shall be paid not later than 30 days after the date of the Committee’s determination:
          (i) The percentage of the Vested Award equal to up to 100 percent vesting of the Award shall be settled in six equal installments, generally as follows:
16.67 percent shall be settled on March 31, 2010
16.67 percent shall be settled on June 30, 2010
16.67 percent shall be settled on September 30, 2010
16.67 percent shall be settled on December 31, 2010
16.67 percent shall be settled on March 31, 2011
16.67 percent shall be settled on June 30, 2011
          (ii) If the percentage of the Vested Award exceeds 100 percent vesting of the Award, the excess over 100 percent shall be settled in six equal installments, generally as follows:
16.67 percent shall be settled on March 31, 2011
16.67 percent shall be settled on June 30, 2011
16.67 percent shall be settled on September 30, 2011
16.67 percent shall be settled on December 31, 2011
16.67 percent shall be settled on March 31, 2012
16.67 percent shall be settled on June 30, 2012
          (d) Registration of Shares. Shares issued in settlement of the Performance Share Units shall be registered in the name of the Award Recipient, or, if applicable, in the names of the heirs of the Award Recipient.
          (e) Fractional Shares. The Company shall not be required to issue fractional shares upon settlement of the Performance Share Units.
          (f) Dividends. If dividends are paid on shares of Common Stock during the period beginning January 1, 2010, and before an Award Recipient receives a settlement of Performance Share Units pursuant to Section 4(c), an amount equal to the dividends that would be paid if each Award Recipient’s Performance Share Units were settled in Common Stock on the record date for each such dividend shall be paid in cash or in kind, as applicable, within 30 days of the applicable dividend payment date.
     5. Termination of Employment
          (a) Voluntary Termination other than for Disability or Retirement. Upon the Award Recipient’s voluntary termination of employment prior to January 1, 2010 other than for Disability or Retirement (Retirement as defined in Section 5(d)), all Performance Share Units shall be forfeited automatically on the date of termination. Upon the Award Recipient’s voluntary termination of employment after December 31, 2009 other than for Disability or Retirement (Retirement as defined in Section 5(d)), all vested Performance Share Units that have not settled in accordance with Section 4(c) prior to the date of termination shall be deferred and settled on March 31, 2016.
          (b) Termination Other Than For Cause. Upon the Award Recipient’s termination by the Company other than for Cause prior to December 31, 2009, but after December 31, 2007, the Committee shall determine the level of vesting of the Award Recipient’s Performance Share Units under Section 3(b), provided that the conditions of Section 3(a) have been met, for all completed fiscal years during the Performance Period prior to the Award Recipient’s termination of employment. A pro rata portion of the vested percentage of Performance Share Units shall be determined based on the number of completed months (including the month of termination) during the Performance Period prior to the date of the Award Recipient’s termination and settled at the times provided in Section 4(c).
          (c) Termination for Cause.
          (i) Upon the Award Recipient’s termination for Cause, as hereinafter defined, any Performance Share Units that have not been settled in accordance with Section 4(c), shall be forfeited automatically on the date of termination and any amounts already paid hereunder to the Award Recipient shall be repaid to and subject to recovery by the Company.
          (ii) For all purposes of this Agreement, “Cause” shall mean the occurrence, failure to cause the occurrence or failure to cure after the occurrence (when a cure is permitted), as the case may be, of any of the following circumstances after the Award Recipient’s receipt of written notification from the General Counsel which includes a detailed description of the claimed circumstance: (i) the Award Recipient’s embezzlement, misappropriation of corporate funds, or the Award Recipient’s material acts of dishonesty; (ii) the Award Recipient’s commission or conviction of any felony or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor involving moral turpitude; (iii) the Award Recipient’s engagement, without a reasonable belief that his action was in the best interests of the Company, in any activity that could harm the business or reputation of the Company in a material manner; (iv) the Award Recipient’s willful failure to adhere to the Company’s material corporate codes, policies or procedures that have been communicated to him; (v) the Award Recipient’s material breach of any provision of the Managing Director Agreement entered into by the Award Recipient and the Company to the extent applicable or (vi) the Award Recipient’s violation of any statutory or common law duty or obligation to the Company, including, without limitation, the duty of loyalty;

provided, however, that in the case of subsections (iii), (iv), (v) and (vi), the Company shall provide the Award Recipient with the opportunity to cure any Cause event during the 15-day period after his receipt of written notice describing the Cause event; provided, however, that a Cause event shall be considered to be cured only if all adverse consequences of the Cause event have been fully remedied.
          (d) Termination by Reason of Retirement. Upon the Award Recipient’s termination by the Company due to Retirement prior to December 31, 2009 but after December 31, 2007, the Committee shall determine the level of vesting of the Award Recipient’s Performance Share Units under Section 3(b), provided that the conditions of Section 3(a) have been met, for all completed fiscal years during the Performance Period prior to the Award Recipient’s termination due to Retirement. A pro rata portion of the vested percentage of Performance Share Units shall be determined based on the number of completed months (including the month of termination) during the Performance Period prior to the date of the Award Recipient’s termination and settled at the times provided in Section 4(c). For purposes of this Agreement, “retirement” shall mean an announcement of retirement by an Award Recipient for whom the sum of the Award Recipient’s age plus “years of service” (as determined under the Company’s 401(k) Plan or any successor to such plan) equals or exceeds 70 as of the date of retirement.
          (e) Termination by Reason of Death or Disability. Upon the Award Recipient’s termination by the Company due to Death or Disability prior to December 31, 2009, but after December 31, 2007, the Committee shall determine the level of vesting of the Award Recipient’s Performance Share Units under Section 3(b), provided that the conditions of Section 3(a) have been met, for all completed fiscal years during the Performance Period prior to the Award Recipient’s termination due to Death or Disability. A pro rata portion of the vested percentage of Performance Share Units shall be determined based on the number of completed months (including the month of termination) during the Performance Period prior to the date of the Award Recipient’s Death or Disability and shall be settled within 30 days of the Committee’s determination. The portion payable shall be based on the number of completed months (including the month in which Death or Disability occurs) during the Performance Period prior to the date of the Award Recipient’s Death or Disability.
          (f) Termination after December 31, 2009. Upon the Award Recipient’s termination after December 31, 2009 for any reason other than by the Company for Cause or a voluntary termination by the Award Recipient, all vested Performance Share Units that have not settled shall be settled in accordance with Section 4(c).
          (g) Non-Competition and Non-Solicitation. If the Award Recipient should violate the Non-Competition or Non-Solicitation provisions of Section 2(b) hereof within a period of two years following the Award Recipient’s termination of employment for any reason, any amounts remaining payable to the Award Recipient under the Award Notice and this Agreement shall be forfeited. In addition, any amounts already paid hereunder to the Award Recipient shall be repaid to and subject to recovery by the Company.
     6. Withholding Taxes.
          (a) In General. Unless Section 6(b) or Section 6(c) applies, the Award Recipient shall pay to the Company, or make provision satisfactory to the Company for payment of, any federal, state, local or foreign taxes required by law to be withheld with respect to the issuance of shares of Common Stock in settlement of any Performance Share Units, no later than the date required by law (the “Tax Date”). The Company shall have no obligation to deliver shares of Common Stock until the tax withholding obligations of the Company have been satisfied by the Award Recipient.
          (b) Payment in Cash. The Company shall withhold from any payment under Section 4(a) the amount of any federal, state, local or foreign taxes required by law to be withheld with respect to the settlement of the Performance Share Units in cash.
          (c) Payment in Shares. The Award Recipient may satisfy all or any portion of the Company’s tax withholding obligations by requesting the Company, in its sole discretion, to withhold a number of whole shares of Common Stock otherwise deliverable to the Award Recipient in settlement of the Performance Share Units having a Fair Market Value, as of the Tax Date, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Any adverse consequences to the Award Recipient resulting from the procedure permitted under this Section 6(c), including, without limitation, tax consequences, shall be the sole responsibility of the Award Recipient.
     7. Change in Control.
          (a) Plan Provisions. The provisions of Section 7.8(a)(i) and (ii) of the Plan shall not apply to this Award.
          (b) General. In the event of a Change in Control, the Growth Performance Measure shall be waived. In the event of a Change in Control, unless the acquiror/successor company (the “Acquiring Entity”) elects one of the options outlined in Section 7(c) or 7(d), the Performance Share Units shall become 100% vested and nonforfeitable effective as of the date of the Change in Control, and valued and settled based on Company relative TSR performance as of that date, provided that the Award Recipient’s employment has not terminated prior to such date. Any vested Performance Share Units shall be settled in accordance with Section 4(a) not later than 10 business days after the effective date of the Change in Control. Upon settlement of the Performance Share Units under this Section 7(b), there shall be no further obligation of the Company to the Award Recipient with respect to the Performance Share Units.
          (c) Substituted Units. Vesting and settlement of all Performance Share Units shall not occur on the date of a Change in Control if the Acquiring Entity elects to substitute equity awards for the right to receive shares of the Acquiring Entity of equivalent value to the then settlement value of all Performance Share Units, based on TSR performance through the effective date of the Change in Control (all as determined with the agreement of the Committee as constituted immediately prior to the Change in Control), and with substituted equity awards being on the same vesting and settlement dates specified in Section 4 hereof.
          (d) Alternative Treatment. In lieu of issuing substitute Performance Share Units as provided in Section 7(c), the Acquiring Entity may elect to settle in cash a proportionate number of Performance Share Units as of the effective date of the Change in Control, based on Company relative TSR performance as of that date, and to establish a cash incentive bonus program that provides the Award Recipient the opportunity to earn (upon terms and conditions acceptable to the Committee as constituted immediately prior to the Change in Control) up to the value of the remainder of the Award Recipient’s unsettled Performance Share Units, assuming achievement of a 50% percentile TSR ranking by the Company valued at the final closing Common Stock price immediately prior to the Change in Control. The proportionate number of Performance Share Units to be settled shall be based on the number of completed months during the Performance Period up to the effective date of the Change in Control.
          (e) Section 409A Compliance. The provisions of this Section 7 may be modified, with the approval of the Committee, to the extent necessary to comply with the requirements of section 409A of the Code and the final regulations issued thereunder, so as to avoid adverse tax consequences to the Award Recipient.
     8. Rights as a Stockholder. The Award Recipient shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Performance Share Units until either (i) a certificate is issued for such shares or (ii) an appropriate entry is made in the account of the Award Recipient evidencing that such shares are owned by the Award Recipient. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued or an appropriate entry is made in the account of the Award Recipient evidencing that such shares are owned by the Award Recipient, except as provided in Section 7.7 of the Plan and Section 5(e) of this Agreement.
     9. No Employment Rights. The Award Recipient acknowledges that the Award Recipient’s employment is “at will” and is for no specified term. Nothing in the Award Notice or this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company or interfere in any way with any right of the Company to terminate the Award Recipient’s employment at any time.
     10. Legends. The Company may at any time place legends referencing any restrictions, including, without limitation, applicable federal, state or foreign securities law restrictions, on all certificates representing spares of Common Stock issued pursuant to the Award Notice and this Agreement. The Award Recipient shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Award Notice and this Agreement in the possession of the Award Recipient in order to carry out the provisions of this Section.
     11. Nontransferability of Performance Share Units. Neither the Award Notice, this Agreement nor any of the Performance Share Units subject to this Agreement shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Award Recipient or the Award Recipient’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Agreement shall be exercisable during the Award Recipient’s lifetime only by the Award Recipient or the Award Recipient’s guardian or legal representative.
     12. Amendment. The Committee may amend the Award Notice or this Agreement at any time; provided, however, that no such amendment may adversely affect the Award Recipient’s rights under the Award Notice or this Agreement without the consent of the Award Recipient, except to the extent such amendment is reasonably determined by the Committee, in its sole discretion, to be necessary to comply with applicable law or to prevent a detrimental accounting impact. No amendment or addition to the Award Notice or this Agreement shall be effective unless in writing.

     13. Waivers; Exceptions. Any provision or requirement of the Award Notice or this Agreement may be waived and any exception to the terms of the Award Notice or this Agreement may be granted, in each case, generally or specifically, in whole or in part, and subject to any conditions, by the Committee or the Chief Executive Officer of the Company.
     14. Administration of the Award Notice and this Agreement. All questions of interpretation concerning the Award Notice or this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the award.
     15. Binding Effect. This Agreement and the Award Notice shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Award Recipient and the Award Recipient’s heirs, executors, administrators, guardians, legal representatives, successors and assigns.
     16. Integrated Documents. The Award Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Award Recipient and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations or warranties among the Award Recipient and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Award Notice and the Agreement shall survive any settlement of the award and shall remain in full force and effect.
     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, other than the conflict of laws principles thereof.
     18. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.